Exhibit 10.2

AMENDMENT NO. 3

YELLOW CORPORATION PENSION PLAN

(As Amended and Restated Effective January 1, 2004)

THIS AGREEMENT is entered into by YRC Worldwide Inc. (the “Company”) this 1st day of July, 2008.

WITNESSETH:

WHEREAS, the Company maintains the Yellow Corporation Pension Plan (the “Plan”) for the benefit of the employees of the Company and its participating affiliates;

WHEREAS, Section 11.1 of the Plan provides that the Company, through action of its Board of Directors or Compensation Committee of its Board of Directors, may amend the Plan at any time;

WHEREAS, the Company has determined to amend the Plan to freeze future benefit accruals;

NOW, THEREFORE, the Company agrees that the Plan is amended, effective July 1, 2008, as set forth below:

1. Add the following sentence to the end of Section 3.3(b):

Notwithstanding the foregoing, for purposes of determining an Active Participant’s Credited Service, no Hours of Employment on or after July 1, 2008 shall be considered.

2. Add the following sentence to the end of Section 4.3(c):

Notwithstanding the foregoing, for purposes of determining an Active Participant’s Average Final Compensation, his Base Wage shall not include any amounts earned on or after July 1, 2008.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on the 1st day of July, 2008.

YRC WORLDWIDE INC.

By:	/s/ Harold D. Marshall
Harold D. Marshall,
Vice President-Employee Benefits